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                                                                  EXHIBIT 6.13

THE STATE OF TEXAS  )(

COUNTY OF HARRIS    )(


This Lease Agreement made and entered into on this 7th day of May, 1999, between BANCROFT BUILDING HOUSTON, LIMITED PARTNERSHIP (hereinafter called "Lessor") whose address for purposes hereof is 1433 West Loop South, Suite 150, Houston, TX 77027 and MEDIQUIK SERVICES, INC., (hereinafter called "Lessee") whose address for purposes hereof is 770 S. Post Oak #520, Houston, TX 77027, prior to the commencement of the terms of this Lease and thereafter being that of the "Building" (hereafter defined).

1.     LEASED PREMISES:

1 .1 In consideration of the mutual covenants herein, Lessor hereby leases to Lessee and Lessee hereby hires from Lessor subject to all the Terms and Conditions hereinafter set forth those certain Premises hereinafter sometimes called the "Leased Premises" in the buildings known as 4295 & 4299 SAN FELIPE, ALSO KNOWN AS HERITAGE BANK CENTER (herein called the "Building") located in Houston, Harris County, Texas, such Premises being more particularly described as follows:

              3,820 SQUARE FEET OF NET RENTABLE AREA ("SFNRA")
              4295 SAN FELIPE, SUITE #200
              HOUSTON, TEXAS 77027

       as reflected on the floor plan of such Premises attached hereto and made a part hereof as Exhibit "B". The real property upon which the Building is constructed is described on Exhibit "A", attached hereto, and made a part hereof (the "Real Property").

1.2 In the event of any expansion of Lessee's Leased Premises, the measurement of any additional space shall be based upon the floorplans included as Exhibit "B", shall be mutually agreed upon by the parties hereto, and an "add-on factor" of 1.16 shall apply.

1.3 The NRA in the Leased Premises is hereby stipulated for purposes of this lease to be 3,820 SF of NRA, whether the same should be more or less or a result of minor variations resulting from actual construction and completion of the leased premises for occupancy so long as such work is in accordance with terms and provisions hereof. In all calculations, Lessor represents to Lessee that the Building has 89,000 net rentable square feet, and the Lessee occupies 4.3% of the Building.

2.     TERMS:

2.1 Subject to and upon the terms and conditions set forth herein, this Lease shall continue in force for a term of Sixty (60) Months, beginning on July 1, 1999 and ending June 30, 2004.

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       It is expressly understood that this lease is a valid and binding obligation of both Lessor and Lessee as of the date of execution with the term to commence as set above.

2.2 Lessor, at Lessor's cost, shall perform the improvements delineated on the floorplan of the space which shall be attached hereto as Exhibit "B". Lessor shall deliver the completed space to Lessee for occupancy on or before June 1, 1999. Lessor agrees that Lessee may move its possessions into the Leased Premises upon execution of this Lease Agreement. Any above building standard items, or changes or additions to Exhibit "B" which are requested by Lessee subsequent to the execution of the Lease, shall be made by Lessor, but shall be made at the sole cost of Lessee, who shall make payment for such items before it occupies the Leased Premises.

3.     USE:

3.1 The Leased Premises are to be used and occupied by Lessee solely for the purpose of office space and for no other purpose whatsoever, without the express prior written consent of Lessor which shall not be unreasonably withheld. Without limiting the generality of the foregoing or the provisions of Paragraph 21.1, the Leased Premises shall not be used at any time or in any manner for any matter related in any way to the conduct or operation of a pornographic bookstore, movie theater dance or night club featuring nude or partially nude performers or employees, or any other sexually explicit business.

4.     BASE RENTAL:

4.1 Lessee hereby agrees to pay during the initial term hereof a base annual rental herein called ("Base Rental") as provided for in the Addendum of this Lease. Lessee shall also pay, as additional rent during the initial term hereof all other sums of money as shall become due and payable by Lessee to Lessor under this Lease. The Lessor shall have the same remedies of default for the payment of additional rent as are available to Lessor in the case of a default in the payment of Base Rental. Such Base Rental, together with any adjustments of rent provided for herein then in effect, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the Lease Term.

4.2 Lessee hereby agrees to pay the Base Rental to Lessor at Lessor's address as provided herein monthly in advance without demand. Other remedies for nonpayment of rent notwithstanding, if the Base Rental is not received by the Landlord on or before the tenth day of the month for which rent is due, a late charge in the amount of five percent (5%) of all past due amounts owed on such date, shall become due and payable in addition to the Base Rental owed under this Lease. Said late charge is intended to defray the costs incurred by Landlord as a result of handling and collecting such late payment, and will not be charged as either a penalty or as interest on past due amounts.

5.     BASE RENTAL ADJUSTMENT:

5.1 The Base Rental Adjustment shall be calculated in the following manner:

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       5.1.1  For the purpose of this Lease, Lessee's Base Rental includes an expense component applicable to Lessee's prorata share of base year "Basic Costs" (hereinafter defined) equal to the 1999 actual operating expenses of the total Net Rentable Area of the Building, adjusted as provided in 5.1.2, below.

       5.1.2 Within 120 days from the end of each calendar year, Lessor shall deliver to Lessee an operating statement of Lessor's actual Basic Costs for said year. In the event the Building is not 100% occupied during any year of the lease term, an adjustment shall be made in computing the Basic Cost for such year so that the Basic Cost shall be computed for such year as though the Building had been 95% occupied for an entire year.

       5.1.3 In the event that the Actual Basic Costs for the previous calendar year exceed that set out in paragraph 5.1.1, i.e. the Basic Costs for calendar year 1999, Lessee shall pay to Lessor within thirty days of receipt of a Statement from Lessor reciting any rental adjustment due, Lessee's share of such excess, whether or not this Lease shall then be in effect, without reduction or set off, as additional rent over and above the Base Rental.

5.2 At the time the operating statement for the previous year is delivered to Lessee, Lessor shall also deliver a Basic Cost Expense Estimate for the then current year, based on reasonable escalations from the previous year's expenses. This delivery shall be incumbent on Lessor for each year of the remaining term of the Lease.

       5.2.1 Lessee shall pay Lessor the increase between the calendar year 1999 actual Basic Costs and the current operating year Basic Cost Expense Estimate, but Lessor shall invoice Lessee 1/12 of said increase for each month of the calendar year, and Lessee shall pay such increase coincident with its normal monthly rental payment.

       5.2.2 In the event that any Annual Estimate shall be in excess of the expenses as indicated in the operating statement delivered to the Lessee, as directed in 5.1.2, above, then Lessee shall receive a credit against its rental payment due for such overpayment coincident with the delivery of the operating statement to Lessee.

       5.2.3 In the event that any Annual Estimate shall be less than the expenses as indicated in the operating statement delivered to the Lessee, as directed in 5.1.2, above, then Lessee shall pay such difference within thirty days of the delivery of the operating statement to Lessee.

5.3 Nothing contained in this Paragraph 5 shall be construed at any time as to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in Article 4, Paragraph 4.1 of this Lease.

6.     BASIC COST DEFINED:

6.1 "Basic Cost" as said term is used herein shall consist of all normal and customary operating expenses of the Building, which shall be computed on the accrual basis in accordance with generally accepted accounting principles and shall consist of all reasonable expenditures

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       similar to other first class office buildings in Houston, Texas, by
       Lessor to maintain all facilities in operation from the beginning of the lease term and such additional facilities in subsequent years as may be reasonably determined by Lessor to be necessary. The term "operating expenses" as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items nor specific costs especially billed to and paid by specific tenants) of every kind or nature which Lessor shall pay or become obligated to pay because of or in operation of the Building, including but not limited to, the following:

       6.1.1 Wages, salaries and benefits of all employees directly engaged in operating and maintenance of the Building as well as employees of independent contractors, security and janitorial services and personnel who may provide traffic control relating to ingress and egress to and from the Parking Garage (described in Paragraph 14.1) to the adjacent public streets. All taxes, and benefits relating to employees providing these services shall be included, but limited to the equivalent of one building manager and one engineer in the exclusive service of the building.

       6.1.2 All supplies and materials directly used in and maintenance of the Building and in maintaining the on site Management Office.

       6.1.3 Cost of all utilities for the Building including the cost of water and power, heating, lighting, air conditioning and ventilating for the Building.

       6.1.4 Cost of all maintenance and service agreements for the Building, and the equipment therein, including alarm service, window cleaning, elevator maintenance, pest control, and interior and exterior landscape maintenance.

       6.1.5 Cost of all insurance relating to the Building, including the cost of casualty, liability and rental insurance applicable to the Building and Lessor's on site personal property used in connection therewith.

       6.1.6 All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Building, the Real Property and/or the Parking Garage or by others, subsequently created and any other taxes, assessments, expenses including disbursements to experts and other witnesses' fees incurred in contesting the validity or amount of any taxes or in obtaining a refund of taxes attributable to the Building or its operation. It is agreed that Lessee will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that same exceed standard building allowance.

       6.1.7 Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations attributable solely to specific tenants of the Building other than Lessee).

       6.1.8 Amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing operating costs. All such costs shall be amortized over

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       the reasonable life of the capital investment items by an additional rent, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles to be determined by Lessor and in no event to extend beyond the reasonable life of the Building. In the case of capital investment for the purpose of reducing operating expenses, Lessor shall provide Lessee with a cost justification of its practicality. The amortization cost shall not exceed the actual savings in any year.

       6.1.9  Lessor's central accounting costs applicable to the Building.

       6.1.10 A management fee for the management company of the Building, not to exceed 4% of gross rentals.

6.2    Expressly excluded from the definition of the term Operating Costs are:

       6.2.1 Repairs or other work occasioned by fire, windstorm, or other casualty or condemnation.

       6.2.2 Leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants.

       6.2.3 Costs incurred in renovating or otherwise improving or decorating, painting, or redecorating space for tenants or other occupants or vacant space.

       6.2.4 Lessor's cost of electricity and other services sold to tenants and for which Lessor is entitled, or would ordinarily be entitled, to be reimbursed by tenants as an additional charge or rental over and above the base rental payable under the lease agreement with such tenant.

       6.2.5 Costs incurred by Lessor for alterations, additions, and replacements which are considered capital improvements and replacements under generally accepted accounting principals.

       6.2.6  Depreciation and amortization.

       6.2.7 Costs of capital nature, including, but not limited to, capital improvements, capital replacements, tenant improvements made to any lease space, capital repairs, capital equipment and capital tools, all in connection with generally accepted accounting principals.

       6.2.8 Expenses in connection with services or other benefits of a type which are not provided Lessee but which are provided to another tenant or occupant.

       6.2.9 Costs (including penalties, fines and legal expenses) incurred due to violation by Lessor or any tenant of the terms and conditions of the Lease or any other Lease.

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       6.2.10 Fees or other compensation paid to subsidiaries or affiliates of
       Lessor for services on or to the Building, to the extent that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate.

       6.2.11 Interest on debt or amortization payments on any mortgage(s), and rental under ground or underlying lease(s).

       6.2.12 Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Lessor.

       6.2.13 Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not fixed to the Building.

       6.2.14 All items and services for which a lessee reimburses Lessor or pays third persons.

       6.2.15 Advertising and promotional expenditures.

       6.2.16 Any other expense which under generally accepted accounting principles and practice would not be rendered as a normal maintenance or operating expense.

       6.2.17 Any costs, fines, penalties, legal fees or costs of litigation incurred due to violations by Lessor, its employee(s), agents, contractors or assigns, of any governmental rule or authority.

       6.2.18 Management fees in excess of four percent (4%) of base rent plus escalations.

       6.2.19 Costs of sculpture, paintings or other objects of art.

       6.2.20 Wages, salaries, or other compensation paid to any executive employees above the grade of building manager.

       6.2.21 Interest or penalties due to late payments of taxes, utility bills and other costs.

       6.2.22 Federal and state taxes on income; death, estate or inheritance taxes; franchise taxes and any taxes improved or measured on or by the income of Lessor from the operation of the Building or imposed in connection with any change of ownership of the Building.

       6.2.23 All janitor and cleaning cost for specific tenants, or related to construction.

       6.2.24 Overtime HVAC charges paid by other tenants.

       6.2.25 Lessor's general partnership on corporate overhead and general administrative expenses.

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6.3    Within ninety (90) days of its receipt of the operating statement, Lessee at its sole cost and expense shall have the right to review in Lessor's offices and during normal business hours, Lessor's records of Taxes and Basic Costs. If an error in calculating Basic Cost is disclosed by Lessee (or its representative), the amount of any overcharges paid by Lessee shall be credited against the next monthly escalation charges, or if none, promptly refunded to Lessee.

7.     SECURITY DEPOSIT: $5,250.00.

8.     SERVICES TO BE FURNISHED BY LESSOR:

8.1 Lessor covenants and agrees with Lessee to operate the building and parking garage in a first class manner, and at least equal to the standards of office buildings of a like kind in the City of Houston, including:

       8.1.1 To use its best efforts to cause sufficient public utilities to furnish the electricity, gas, HVAC and water utilized in operating any and all facilities throughout the Leased Premises and Building. Lessee, by advance notice may request, and Lessor shall provide, overtime HVAC (i.e. HVAC services provided at other than normal building hours which are defined in 8.1.3, below) service to Lessee's Leased Premises. "Advance notice" shall be defined herein as being no later than 12:00 p.m. of the same day that overtime air is requested (except for weekend overtime air which shall be requested by 12:00 p.m. on the Friday preceeding the weekend on which overtime air is requested.) The overtime air shall be charged to Lessee at the rate of $25/hour.

       8.1.2 To provide (as part of the Basic Costs of the Building) limited access to the building during weekends and after normal working hours during the week. Lessor shall not be liable to Lessee for losses due to theft or burglary, or other damages done by unauthorized persons on the Building, Real Property or Parking Garage premise, unless due to the negligence of Lessor, its employees, contractors, or agents.

       8.1.3 To furnish the following services to (as part of the Basic Costs of the Building) Lessee between normal business hours which are 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m to 12:00 p.m. Saturday.

       8.1.3.1 Water at those points of supply provided for general use of other tenants in the building, central heat and air conditioning in season, at such temperatures and in such amounts as are necessary to maintain the temperature between 72-77 degrees F', but such services at times during week days other than normal business hours for the Building, on Saturday afternoons, Sundays and holidays to be furnished only upon the request of Lessee, who shall bear the entire charge thereof except as provided for in the Addendum to this Lease, routine maintenance and electric lighting services for all public areas and special service areas of the Building in the manner and to the extent necessary to maintain a first class office building.


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       8.1.3.2       Janitor service on a five (5) day week basis at no extra
       charge, similar to standards of a first class office building in Houston, Texas, such service to include, without limitation, cleaning and maintenance of the public areas of the Building as well as all occupied offices in the Building, including trash pick-up, vacuuming of rugs and carpets, dusting, etc. The bathroom in Lessee's space shall be cleaned by the janitorial service as part of the normal five day per week cleaning service.

       8.1.3.3 Electrical facilities to furnish sufficient power for standard office equipment, but not including electricity required for any item of electrical equipment which (singly) consumes more than 2.0 kilowatts at rated capacity or requires a voltage other than 120 volts single phase. Lessee shall pay to Lessor, monthly as billed, such charges as may be separately metered or as Lessor's engineer may compute for any electrical service in excess of that first stated above.

       8.1.3.4 All fluorescent bulb and ballast replacement in all areas, and all incandescent bulb replacement in the leased premises and other public areas, toilet, Restroom areas and stairwells. Failure by Lessor to any extent to furnish these defined services, or any cessation thereof resulting from causes beyond the control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee nor work an abatement of rent nor relieve Lessee from fulfillment of any covenant or agreement thereof. Should any of the equipment or machinery break down, or for any cause cease to function properly; Lessee shall have no claim for rebate, abatement or deduction in any rental paid or payable hereunder due to interruption in service occasioned thereby or resulting therefrom, except as modified by the following paragraph.

       Notwithstanding the above, in the event such services are not restored within three (3) days, Lessee's rent shall abate until such services are restored. In the event such services are not restored within thirty (30) days of the initial occurrence, Lessee shall have the right to terminate the Lease.

       8.1.3.5       Elevator service 24 hours a day, seven days a week.

       8.1.3.6 Telekey access which will allow Lessee to provide access to its clients after normal business hours and on weekends.

       8.1.3.7       Periodic window washing.

9.     KEYS AND LOCKS:

9.1 Lessee shall be furnished with keys for access to the Leased Premises. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Leased Premises without Lessor's permission, except the existing mechanical punch key locks on the interior corridor doors. Any additional key required by Lessee shall be made by Lessor and billed to Lessee at Lessor's actual cost.

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       Upon termination of this Lease, Lessee shall surrender to Lessor all keys of the Leased Premises, and give to Lessor the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

10.    GRAPHICS:

10.1 To provide and install, at Lessee's cost, all graphics as well as a listing in the Building Directory.

11.    IMPROVEMENTS:

11.1 Lessor and Lessee agree the Leased Premises will be built out in accordance with Exhibit "B", and shall be at the sole cost of Lessor, save and except additions and Tenant Extra Improvements, as may be contracted for separately between Lessor and Lessee, and which shall be delineated on Exhibit "B-1", attached hereto.

12.    PEACEFUL ENJOYMENT:

12.1 That Lessee shall, and may peacefully have, hold and enjoy the Lease Premises subject to the other terms thereof and also subject to any ground leases or mortgages which shall be placed on the Building, the Parking Garage and/or the Real Property, provided that Lessee pays the rental and other sums herein recited to be paid by Lessee and performs all of Lessee covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in the Lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownership of the Lessor's interest hereunder.

13.    LIMITATION OF LANDLORD'S PERSONAL LIABILITY:

13.1 Lessee specifically agrees to look solely to Lessor's interest in the Building as it may be encumbered from time to time for the recovery of any judgment from Lessor, it being agreed that Lessor shall never be personally liable for any such judgment nor shall Lessor ever be liable for consequential or specific damages of the Lessee as a result of the Lessor's breach of this Lease. The provision contained in the foregoing sentence is not intended to, and shall not limit any right the Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest.

14.    PARKING:

14.1 Lessee shall have as parking stickers for 10 spaces on a non-reserved basis; seven (7) of these shall be in the basement level and three (3) shall be on the roof level. These spaces shall be on a "first come-first serve" basis. Lessor may designate the area within which each such car may be parked and Lessor may change such designations from time to time. Lessor may make, modify and enforce rules and regulations relating to the parking of automobiles in the

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       Parking Facilities, and Lessee will abide by such rules and regulations.
       The right of Lessee to utilize the Parking Facilities shall be subject to the right of other Lessees in the building.

15.    PAYMENTS BY LESSEE:

15.1 Lessee covenants and agrees with Lessor to pay all rent and sums provided to be paid to Lessor hereunder at the times and in the manner provided. Lessee further agrees to pay late charges as provided herein.

16.    REPAIRS BY LESSOR:

16.1 Unless otherwise stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the term of this Lease, except such repairs as may be required for normal maintenance operations. All improvements in excess of building standard improvements will be maintained by Lessor at Lessor's cost. Any such repairs caused by Lessee's negligence shall be at Lessee's sole cost and expense. Notwithstanding, Lessor understands and agrees that it is the obligation of Lessor to maintain the project in the manner of office buildings in Houston, Texas of a similar class.

17.    REPAIRS BY LESSEE:

17.1 Lessee agrees at its own cost and expense, to repair or replace any damage or injury done to the Building, or any part thereof, caused by Lessee or Lessee's agents, employees, or invitees; provided, however, if Lessee fails to make such repairs or replacement promptly Lessor may, at its option, make such repairs or replacements, and Lessee shall repay the cost thereof to the Lessor on demand.

18.    CARE OF THE LEASED PREMISES:

18.1 Lessee agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, to deliver up said Leased Premises to Lessor in as good condition as at date of possession by Lessee, ordinary depreciation, wear and tear excepted, and damage by casualty which Lessee is not obligated to repair or restore, and upon such termination of the Initial Lease, Lessor shall have the right to re-enter and resume possession of the Leased Premises.

19.    ASSIGNMENT OR SUBLEASE:

19.1 In the event Lessee should desire to assign this Agreement or sublet the Leased Premises or any part thereof subsequent to the sub-lease described in Paragraph 19.1, above, Lessee shall give Lessor written notice of such desire at least thirty (30) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessor shall then have a period of fifteen (15) days following receipt of such notice within which to notify Lessee in writing that Lessor elects either (1) to terminate this agreement as to the space so affected as of the date so specified by Lessee, in which event Lessee will be relieved of all further obligation

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       hereunder as to such space provided Lessee may within ten (10) days rescind its request to assign or sublet upon receipt of Lessor's written notice to terminate; or (2) to permit Lessee to assign or sublessee space, subject, however; to subsequent written reasonable approval of the proposed assignee or sublessee by Lessor; or (3) to refuse to consent (with cause only) to Lessee's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Lessor elects to exercise option (2) above, Lessee agrees to provide at its expenses, direct access from such sublet space to a public corridor of the Building. No assignment or subletting by Lessee shall relieve Lessee of any obligation under this Lease. Any attempted assignment of sublease by Lessee in violation of the terms and covenants of this paragraph shall be an event of default hereunder and shall be void.

19.2 Consent by Lessor to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. If this lease be assigned, or if the Leased Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of Lessee's leasehold interest without the prior express written permission of Lessor, Lessor may nevertheless collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, or other occupant and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Lessor shall be deemed a waiver of these provisions or of any default hereunder or a release of Lessee from the further performance by Lessee of its covenants, duties and obligations hereunder. Lessor agrees to not unreasonably withhold or delay its consent to any assignments or sublessee.

20.    ALTERATIONS, ADDITIONS, IMPROVEMENTS:

       Lessee agrees not to permit the Leased Premises to be used for any purpose other than that stated in the Use clause hereof, or make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of Lessor, which shall not be unreasonably withheld or delayed. Such alterations, physical additions, improvements, to the Leased Premises by Lessee, shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise, provided, however, this clause shall not apply to trade fixtures, movable equipment or furniture owned by Lessee. Also, should Lessee wish to make additions to the space, at its cost, and remove such additions at the termination of its Lease, then Lessee shall provide advance written notification of such intent to Lessor, and Lessor shall be obligated to give its approval so long as Lessee agrees to repair, at its cost, any damage caused by such removal.

21.    LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE:

21.1 Lessee agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous or permit anything to be done which would in any way increases the rate of fire insurance coverage on said Building and/or its contents.

22.    LAWS AND REGULATIONS/RULES OF BUILDING:

22.1 Lessee and Lessor agree to comply with-all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises.

22.2 Lessee will comply with the reasonable and customary rules of the Building provided herein by Lessor for the safety, care and cleanliness of the Leased Premises and for preservation of good order therein. The initial Building Rules and Regulations are set forth in Exhibit "C" attached hereto and made a part hereof.

23.    ENTRY FOR REPAIRS AND INSPECTION:

23.1 Lessee agrees to permit Lessor or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours with prior notice except in the case of an emergency (whether or not accompanied by Lessee or an agent of Lessee) to inspect same, clean or make repairs, alterations or additions thereto, as Lessor may reasonably deemed necessary or desirable, and Lessee shall not be entitled to any abatement or reduction or rent by reason thereof. Lessor agrees to use its best efforts to make such repairs, alterations or additions after normal business hours.

24.    NUISANCE:

24.1 Lessee agrees to use its reasonable efforts to conduct its business and control its agents, employees, and invitees in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Lessor in his operation of the Building.

25.    SUBORDINATION TO MORTGAGE:

25.1 This Lease is subject and subordinate to any lien mortgage or deed of trust or ground lease which may now or hereafter encumber the Building of which the Lease Premises is a part and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may reasonably request. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust or ground lease, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the Lessee of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease or (ii) any amendment or modification of this Lease made without the written consent, not unreasonably withheld, and subject to the "Non-Disturbance language" contained in Exhibit "D" of this Lease, of such Trustee or such beneficiary or such successor in interest, unless such amendment or modification was executed prior to the transfer of interest. Upon request by such successor interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

26.    ESTOPPEL CERTIFICATE OR THREE-PARTY AGREEMENT:

26.1 At Lessor's request Lessee will execute either an estoppel certificate addressed to Lessor's mortgagee or a three-party agreement among Lessor, Lessee and said mortgagee or an estoppel certificate addressed to Lessor or any other party, certifying as to such fact (if true) and agreeing to such notice provisions and other matters as such mortgagee or any other party may reasonable require in connection with Lessor's financing.

27.    CONDEMNATION AND LOSS OR DAMAGE:

27.1 Lessor and Lessee mutually covenant and agree as follows: If the Leased Premises shall be taken or condemned for any public purpose, or if a condemnation results in the loss of so many parking spaces or common areas as to make it impossible for Lessee to reasonably carry on his business (or if a voluntary conveyance in lieu thereof is made) this lease shall cease and terminate. All proceeds from any taking or condemnation of the Leased Premises shall belong to and be paid to Lessor, and Lessor shall have the sole right and authority to negotiate with any public or condemning authorities with respect thereto. However, Lessee shall have the right to file a separate claim.

28.    DAMAGES FROM CERTAIN CAUSES:

28.1 Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, and other act of force majeure.

29.    DEFAULT BY LESSEE:

29.1 If default shall be made in the payment of any sum to be paid by Lessee under this Lease, and default shall continue for ten (10) days following receipt of written notice, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform, and such default (other than extra-hazardous use of the Leased Premises) shall continue for twenty (20) days following written notice, or if the interest of Lessee under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee or any Guarantor hereof to declare Lessee or any Guarantor hereof bankrupt or to delay, reduce or modify Lessee's debts or obligations, or that of any Guarantor hereof or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure, or that of any Guarantor hereof or if Lessee or any Guarantor hereof is declared insolvent according to law, or if any assignment of Lessee's property or that of any Guarantor hereof shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or any Guarantor or its property, or, if either

       Lessee or any Guarantor hereof is a corporation and a majority of the common voting stock of Lessee or such Guarantor is sold, transferred, assigned, or conveyed (whether voluntarily or involuntarily) without the prior written consent of Lessor, or if either Lessee or any Guarantor hereof is a joint venture, partnership or like entity and a majority of the ownership interest therein is sold, transferred, assigned or conveyed (whether voluntarily or involuntarily) without the prior written consent of Lessor (excepting the case of a sale or transfer of corporate or joint venture/partnership interests to family members or affiliates); or upon any other event of default described in any other provision of this Lease; then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date its creation, service or filing) and thereupon, at Lessor's option, may have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

       29.1.1 Lessor may terminate this Lease and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises,
       (ii) the unpaid rent earned at the time of termination, plus interest thereon at the rate of eighteen percent (18%) per annum from the due date, (iii) the balance of the rent for the remainder of term less the fair market value of the Leased Premises for said period and (iv) any other sum of money and damages owed by Lessee to Lessor.

       29.1.2 Alter locks and other security devices at the Leased Premises.

       29.1.3 Lessor may terminate Lessee right to possession (but not the Lease) and may repossess the Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation to do so unless provided by law, relet the Leased Premises or any portion thereof for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor, as further provided in Paragraph 31.1. For the purpose of such reletting, Lessor is authorized to decorate or to make any repairs, changes, alteration or additions in or to Leased Premises, or if the same are relet and a sufficient sum shall not be realized from such reletting after paying the unpaid basic and additional rent due hereunder earned but unpaid at the time of reletting plus eighteen percent (18%) per annum thereon, no such reletting shall be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention be given by Lessor to Lessee.

       Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease, for such pervious breach. All claims or damages by reason of re-entry and/or possession and/or alteration of locks or other security devices are hereby waived as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or any other legal process. Lessee agrees that any re-entry by Lessor may be pursuant to judgment obtained in detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Lessor may elect and Lessor shall not be liable in trespass or otherwise.

       29.1.4 The exercise by Lessor of any one or more remedies granted under
       Article 30 or otherwise available to Lessor shall not be deemed to be an acceptance of surrender of the Leased Premises by Lessee, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee.

30.    LESSOR'S RIGHT TO RELET:

30.1 In the event of default by Lessee in any of the terms or Covenants of this Lease or in the event the Premises are abandoned by Lessee without legal justification, Lessor shall make reasonable attempts to relet same for so much of the remainder of the term provided for herein as Lessor shall determine in its discretion; and if the rent received through such reletting does not at least equal the rent provided for herein, Lessee shall pay and satisfy the deficiency between the amount of the rent so provided for and that received through reletting, and in addition thereto, shall pay all reasonable expenses incurred in connection with any such reletting, including, but not limited to, leasing commissions, the cost of removing and storing Lessee's or other occupant's property, and Lessor's legal fees.

       Nothing herein shall be construed as in any way denying Lessor the right in the event of abandonment of said Premises or other breach of this Agreement by Lessee, to treat the same as an entire breach of this Agreement and any and all damages which Lessor suffers thereby. In no event shall Lessee be entitled to any excess of the rent obtained by reletting over and above the rent herein reserved. Action to collect amounts due by Lessee as provided in this Article 31 may be brought from time to time, on one or more occasions, without the necessity of Lessor's waiting until expiration of the Lease term.

30.2 In the event that Lessor is entitled to change the locks at the Leased Premises pursuant to any of the foregoing provisions, Lessee agrees that entry may be gained for that purpose through use of a duplicate or master key or any other peaceable means, that same may be conducted out of the presence of Lessee, if Lessor so elects, that no notice shall be required to be posted by Lessor on any door to the Leased Premises (or any other information), and that Lessor shall not be obligated to provide a key to the changed lock to Lessee unless Lessee shall have first:

       (1 ) brought current all payments due to Lessor under this Lease; provided, however, that if Lessor has therefore formally and permanently repossessed the Leased Premises, or has terminated this Lease, then Lessor shall be under no obligation to provide a key to the new lock(s) to Lessee regardless of Lessee's payment of past-due rent or other past-due amounts, damages, or any other payments or amounts of any nature or kind whatsoever;

       (2) fully cured and remedied to Lessor's satisfaction all other defaults of Lessee under this Lease (but if such default are not subject to cure, such as, but not limited to, early abandonment or vacating of the Leased Premises, then Lessor shall not be obligated to provide the new key to Lessee under any circumstances); and,

       (3) given Lessor security and assurance reasonably satisfactory to Lessor that Lessee intends to and is able to meet and comply with its future obligations under this Lease, both monetary and non-monetary.

       Lessor will, upon written request by Lessee, at Lessor's convenience and upon Lessee s execution and delivery of such waivers and indemnifications as Lessor may require, at Lessor's option either (i) escort Lessee or its specifically authorized employees or agents to the Leased Premises to retrieve personal belongings and effects of Lessee's employees (as opposed to property which is an asset of Lessee or any Guarantor), and property of Lessee that is not subject to the landlord's liens and security interest described in Paragraph 29.1 or (ii) obtain from Lessee a list of such property described in (i), above, and arrange for such items to be removed from the Leased Premises and made available to Lessee at such place and at such time in or about the premises of the Building as Lessor may designate; provided, however, that if Lessor elects option
       (ii), then Lessee shall be required to deliver to Lessor such waivers and indemnification as Lessor may require in correction therewith, and pay in cash in advance to Lessor (A) the estimated costs that Lessor will incur in removing such property from the Leased Premises and making same available to Lessee at the stipulated location, and (B) all moving and/or storage charges theretofore incurred by Lessor with respect to such property. The provisions of this Paragraph 30.2 are intended to override and supersede any conflicting provisions of the Texas Property Code (including, without limitation, Section 92.008 thereof, and any amendments or successor statutes thereto), and of any other law, to the maximum extent permitted by applicable law.

30.3 In the event of termination or repossession of the Leased Premises for an event of default, Lessor shall not have any obligation to relet or attempt to relet the Leased Premises, or any portion thereof, or to collect rental after reletting; but Lessor shall have the option to relet or attempt to relet; and in the event of reletting, Lessor may relet the whole or any portion of the Leased Premises for any period, to any tenant, for any rental, and for any use and purpose, as Lessor may determine in its discretion.

30.4 If Lessee should fail to make any payment or cure any default under this Lease within the time period (if any) provided for in Paragraph 30.1, above, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee (and enter the Leased Premises for such purpose), and thereupon Lessee shall be obligated to, and hereby agrees to, pay Lessor, upon demand, all costs, expenses and disbursements (including, but not limited to, reasonable attorney's fees) incurred by Lessor in taking such remedial action.

31.    HOLDING OVER:

31.1 In the event of holding over by Lessee after expiration or termination of this Lease without the written consent of Lessor, Lessee shall pay as liquidated damages 110% of the then current rent for the entire holdover period. No holding over by Lessee after the term of this Lease shall operate to extend the Lease. In the event of any unauthorized holding over, Lessee shall indemnify Lessor against all claims for damages by any other Lessee to whom Lessor may have leased all or any part of the Premises covered hereby effective upon the termination of this Lease. Any holding over with the consent of Lessor in writing shall thereafter constitute the term of this Lease to be renewable on a month to month basis provided both Lessor and Lessee mutually agree to the terms and conditions thereof.

32.    ATTORNEY'S FEES:

32.1 In the event that either party to this Lease defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease and, following any notice or grace period provided herein, the non-defaulting party places the enforcement of this Lease or any part thereof or, in the case of Lessor, the collection of any rents due or to become due hereunder or recovery of the possession of the Leased Premises, in the hands of an attorney or files suit upon the same, the defaulting party shall pay to the non-defaulting party reasonable attorney's fees in addition to any other amounts to which the non-defaulting party may show itself entitled.

33.    ALTERATION:

33.1 This agreement may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

34.    ASSIGNMENT BY LESSOR:

34.1 Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein. In such event, no further liability or obligation shall thereafter accrue against Lessor hereunder, provided such assignee assumes all of Lessor's obligations herein.

35.    NON-WAIVER:

35.1 Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity. No action by acceptance of an attempted surrender of the Leased Premises shall be valid unless made in writing and signed by the Lessor. No entry or taking possession of the Leased Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intent be given to Lessee.

36.    FIRE CLAUSE:

36.1 Subject to the provisions of Paragraph 39.1 hereof, if the Leased Premises, the Building or Parking Garage shall be damaged by fire or other casualty resulting from any fault or negligence of Lessee, its agents, employees or invitees, such damage shall be repaired by and at the expense of Lessee under the direction and supervision of Lessor and rent shall continue without abatement.

36.2 If the Leased Premises should be totally destroyed by fire or other casualty not caused by negligence or fault of Lessee, its agents, employees or invitees, or if the Leased Premises or the Building should be so badly damaged by such fire or other casualty as to make the Leased Premises untenantable, then, in any such event, Lessor shall have the option to (a) terminate this Lease by written notice delivered to Lessee within thirty (30) days following the event of such damage or destruction, in which event neither party hereto shall thereafter have any further or future obligations hereunder, or (b) continue this Lease in force and effect, in which event Lessor shall promptly and diligently repair and restore the damaged or destroyed improvements to substantially the same condition existing prior to such damage or destruction. For the period beginning on the date that the Leased Premises were rendered untenantable to the date of restoration of the Leased Premises to substantially the same condition existing prior to such damage or destruction, the rental payable hereunder shall be proportionately abated. For purposes of this Article 36.2, "untenantable" shall mean that the Leased Premises have been made inaccessible or unfit in Lessor's reasonable opinion, for use for the purposes set forth in Article 3.1 as a result of fire or other casualty, and Lessee does not occupy the Leased Premises during normal business hours following such casualty.

36.3 If the Leased Premises should be damaged by fire or other casualty not caused by negligence, faults or acts of Lessee, its agents, employees or invitees, but the Leased Premises are not made untenantable, this Lease shall continue in force and effect, and Lessor shall promptly and diligently repair and restore the damage improvements to substantially the same condition existing prior to such damage; and for the period during which Lessee is deprived of any part of the Leased Premises by reason of such damage and the repair or restoration of the Leased Premised, the rental payable hereunder shall be proportionately abated.

36.4 If the Building or the Parking Garage should be totally or substantially destroyed by fire or other casualty not caused by negligence of Lessee, its agents, employees or invitees, or if the Building or the Parking Garage shall be so badly damaged as to become untenantable in Lessor's reasonably opinion (whether or not the Leased Premises or any portion thereof shall have been damaged), then Lessor may, at Lessor option, terminate this Lease, and such option to terminate shall be exercised by written notice delivered to Lessee within thirty (30) days following the event of such damage or destruction. If Lessor elects to exercise such option to terminate this Lease, neither party hereto shall thereafter have any further or future obligations hereunder, and termination shall be effective as of the date of such casualty. In the event any damage caused cannot be repaired within 120 days of the occurrence, Lessee shall have the right to terminate the lease upon giving Lessor thirty (30) days prior written notice.

36.5 Lessor's obligation to repair and restore the Leased Premises, the Building or the Parking Garage in the event of a fire or other casualty as provided for in this Article 36 shall not require Lessor to expend funds in excess of insurance recoveries made by reason of such fire or other casualty. In the event insurance recoveries are not sufficient to make other repairs and restoration provided for in this Article 36, Lessor may, at Lessor s option, terminate this Lease by written notice to Lessee within thirty (30) days after the casualty. If Lessor elects to exercise such option to terminate this Lease, neither party hereto shall thereafter have any further or future obligations hereunder, and termination shall be effective as of the date of such casualty.

36.6 In the event this Lease is so terminated as provided for in Paragraph 36.2, 36.4 or 36.5, the rentals payable hereunder shall be adjusted as of the date of such damage, and any rental paid for any period beyond the date of such termination shall be promptly refunded to Lessee.

37.    INSURANCE:

37.1 Lessor and Lessee shall, at their sole respective cost and expense, maintain comprehensive General Public Liability Insurance with limits of not less than $500,000 in the event of bodily injury or death to any number of persons in any one occurrence, limits of not less that $500,000 for property damage in any one occurrence, and providing Broad Form Blanket Contractual Liability (for the same limits described above) and Personal Injury Liability (with exclusions "a" and "c" deleted) coverages. Such insurance shall be issued by, and binding upon, an insurance company having a Best's rating of "A+" or better, or otherwise acceptable to Lessor or Lessee, as applicable, and all premiums shall be fully paid in advance.

37.2 Except as otherwise limited by current State Board of Insurance rules and regulations, Lessee's insurance policies shall include endorsements naming Lessor as an Additional Insured. All policies will also be endorsed to provide Lessor thirty (30) days' written notice of cancellation or material change of any coverages or limits. Upon occupancy, Lessee shall provide Lessor a Certificate of Insurance showing compliance with the aforesaid coverages, limits and endorsements, and when requested by Lessor, shall finish certified copies of all said insurance policies.

37.3 Lessor shall at all times during the term of this lease maintain a policy or policies of insurance with the premiums paid in advance, issued by, and binding upon, some solvent insurance company, providing property coverage insuring the Complex against "All Risks" of loss or damage for the full insurable value, provided that Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods, or supplies) of Lessee which Lessee may have upon or within the Leased Premises, or any fixtures installed by or paid for by Lessee upon or within the Leased Premises, or any additional improvements which Lessee may construct on the Leased Premises.

38.    HOLD HARMLESS:

38.1 Lessee shall not do any act or thing upon the Building, Parking Garage or Real Property which may subject Lessor to any liability or responsibility for injury, damages to persons or property or to any liability by reasons of any violation of law or of any legal requirement of public authority, but shall exercise such control over the Leased Premises as to protect Lessor against any such liability. Lessee agrees to indemnify and save harmless Lessor from and against (a) all claims of whatever nature against Lessor arising from act, omissions or negligence of Lessee, its contractors, licensees, agents, servants, employees or invitees, or from the joint concurrent act, omission or negligence of Lessor and Lessee in, on or about the Building, Parking Garage and Real Property. In addition, Lessee hereby agrees to indemnify and save harmless Lessor from and against all claims against Lessor arising from any accident, injury or damage occurring any where within or about the Leased Premises, where such accident, injury or damage results or is claimed to have resulted from any act or omission of Lessee or Lessee's agents, employees, or invitees, or the joint or concurrent act, omission or negligence of Lessee and Lessor, (b) Lessor shall not do any act or thing upon the Building, Parking Garage or Real Property which may subject Lessee to any liability or responsibility for any injury, damages to person or property or to any liability by reasons of any violation of law or of any legal requirements or public authority. Lessor hereby agrees to indemnify and save harmless Lessee from and against all claims of whatever nature against Lessee arising from any act, omission or negligence of Lessor, its contractors, licensees, agents servants, employees or invitees, or from the joint or concurrent act, omission or negligence of Lessee and Lessor, in, on or about the Building, Parking Garage and Real Property. In addition, Lessor hereby agrees to indemnify and save harmless Lessee for and against all claims against Lessee arising from accident, injury or damage which results or is claimed to have resulted from any act or omission of Lessor or Lessor's agents, employees, or invitees, (c) The foregoing indemnities shall be from and against any and all liability, fines, suits, demands, costs and expenses (including court costs and attorney's fees) of any kind or nature incurred in connection with any such claim or proceeding brought thereon, and the defense thereof. Lessor's recovery against Lessee and Lessee's recovery against Lessor under this indemnity shall be subject to the provisions of Paragraph 39.1 hereof. For purposes of this paragraph 38.1, the term "Lessor" shall include also Lessor's contractors, licensees, agents, servants, employees (including, but not limited to, any management company employed by Lessor) or invitees, and the term Lessee shall include also Lessee's contractors, licensees, agents, servants, employees or invitees.

39.    WAIVER OF SUBROGATION RIGHTS:

39.1 Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises hereby demised, or any improvements thereto, said Building of which the Leased Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies referred to in paragraph 37.1 or

       37.2 whichever is applicable above, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

39.2 Lessor and Lessee each agree to obtain the written consent and agreement of their respective insurance companies to the provisions of Paragraph 39.1; provided, however, that the failure or inability of either or both of them to obtain such consent or agreement shall not invalidate the provisions of said Paragraph 39.1.

40.    BROKER:

40.1 Lessee represents and warrants that no brokers other than L.W. Montaverde, III, Executive Vice-president of Coldwell Bankers Commercial, is involved in the negotiation of this lease or are entitled to any commission in connection therewith, and the execution and delivery of this Lease by Lessor shall be conclusive evidence that Lessor has relied upon the foregoing representation and warranty.

       In the event of a claim of representation of Lessee resulting in a claim for a brokerage commission by any other broker with respect to the Lease, then upon formal judgment by a court jurisdiction that such other broker represented Lessee and is entitled to a commission on the Lease, Lessee herein will indemnify and save and hold Lessor harmless from and against all claims for fees, commissions, damages and other costs including reasonable attorney fees suffered by Lessor.

41.    INABILITY TO PERFORM:

41.1 Except as provided herein, this Lease and the obligation of Lessee to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Lessee to be performed shall in no way be affected, impaired or excused because Lessor is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Lessor or because Lessor is unable to make, or is delayed in commencing or making any repairs, additions, alterations, improvements or decorations or is unable to supply any equipment or fixtures if Lessor is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Lessor's control, including but not limited to, laws, government preemption in connection with a National Emergency or by reason of rule, order or regulation or any department or subdivision thereof or by government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

42.    MEMORANDUM OF LEASE:

       Neither party shall record this Lease Agreement or any of the exhibits and/or addenda attached hereto, but at the request of either party, Lessor and Lessee shall enter into a "short form" or Memorandum of Lease in recordable form which shall set forth the parties, the legal description of the land underlying the Building, a description of the Leased Premises, the

       Commencement Date and Expiration Date of the terms of the Lease and any options and/or restrictions desired to be included by either party, which Memorandum of Lease shall be satisfactory in form and substance to Lessor and Lessee.

43.    BILLS AND NOTICES:

43.1 Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, request or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested) postage prepaid, addressed (a) to Lessee (i) at Lessee's address set forth in this Lease if mailed prior to Lessee's taking possession of the Premises, or (ii) at the Building if mailed subsequent to Lessee's taking possession of the Premises, or (iii) at any place where Lessee or any agent or employee of Lessee may be found if mailed subsequent to Lessee's vacating, deserting, abandoning or surrendering the Premises, or (b) to Lessor at Lessor's address as set forth in this Lease, or (c) to such other address as either Lessor or Lessee may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph.. It is expressly acknowledged and agreed that subject to any grace period or notice provided herein, Lessee alone shall bear the risk of loss of delivery of any payment or communication herein described. Any such bill, statement, consent, notice, demand, request or other such communication shall deemed to have been rendered or given on the date when it shall have been mailed as provided in this Paragraph.

44.    MISCELLANEOUS:

       44.1 This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

This Lease shall be binding upon and inure to the benefit of the successors and assigns of the Lessor, and shall be binding upon and inure to the benefit of Lessee, its successors, and assigns to the extent assignment may be approved by Lessor hereunder, whether the singular or the plural shall include the other. All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this lease is declared to be a Texas Contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

THE PARTIES HERETO HAVE EXECUTED THE LEASE OF THE DATE AFORESAID AND HAVE THE AUTHORITY TO EXECUTE ON BEHALF OF THE CORPORATIONS INDICATED HEREIN.



Lessee:  /s/ Grant Gables                 Lessor:  /s/ G. Grant Roane
       ---------------------------               -----------------------------
       By: Grant Gables, President        By: G. Grant Roane
       MediQuik Services, Inc.            Vice President, Bancroft Building
                                          Corporation
                                          Gen'l. Partner, Bancroft Building
                                          Houston, L.P.

       Date:    5/7/99                    Date:    May 7, 1999
            ----------------------             -------------------------------


Witness:

     /s/
----------------------------------

                           ADDENDUM TO LEASE BY AND BETWEEN
              BANCROFT BUILDING HOUSTON, L.P. & MEDIQUIK SERVICES, INC.


1.     BASE RENTAL: $16.50/SF/Year, or the monthly sum of $5,252.50

2. TENANT IMPROVEMENTS: Lessor and Lessee have both reviewed and approved the attached detailed floor plan layout ("Tenant's Plans") (Exhibit "B"), together with the attached Schedule of Tenant Extra Improvements (Exhibit "B-1"). The cost and installation of such improvements shall be handled as follows:
       A. Lessor shall, at its cost, provide for the tenant improvements delineated on Exhibit "B", attached hereto, including the cost thereof.
       B. In the event Lessee requires any Tenant Extra Improvements, then, within fifteen (15) working days of the receipt of Lessee's request for changes constituting Tenant's Extras, Lessor shall furnish Lessee with a written statement evidencing the cost of all Tenant Extras, such costs herein referred to as "Tenant Extra Costs". Prior to Lessor's commencing construction of any Tenant Extras, Lessee shall execute a statement evidencing Lessee's approval of all Tenant Extra Costs and Lessee's agreement to pay for all such costs within ten (10) days after receiving written notice from Lessor of the amount due. Failure by Lessee to timely pay for such Tenant Extra Costs will constitute an Event of Default by Lessee under the Lease, giving rise to all remedies available to Lessor under this Lease and at law for nonpayment of rent.

3.     LEASE RENEWAL:       Lessor hereby grants Lessee one option to renew this
Lease, at the then existing Market Rate and Terms, provided Lessee notifies Lessor in writing of its decision to exercise this option by giving Lessor written notice of such intent by December 31, 2003, and by negotiating in good faith to consummate a Renewal Lease Agreement no later than February 28, 2004.

Agreed and accepted and made part and parcel of the Lease by and between MediQuik Services, Inc. and


Lessee: /s/ Grant Gables                  Lessor: /s/ G. Grant Roane
       -----------------------------             ---------------------------
       By: Grant Gables, President        By: G. Grant Roane
       MediQuik Services, Inc.            Vice President, Bancroft Building
                                          Corporation
                                          Gen'l. Partner, Bancroft Building
                                          Houston, L.P.

Date: 5/7/99                              Date: May 7, 1999
     --------------------                      -----------------------------

                                     EXHIBIT "A"


                                  LEGAL DESCRIPTION



Tract 1:   Lots Eleven (11), Twelve (12), Thirteen (13), Fourteen (14), and
Fifteen (15), in Block One (1), of Briarglen, and addition in Harris County, Texas, according to the map or plat thereof recorded in Volume 43, Page of the Map Records of Harris County, Texas.

Tract 2:   Lots One (1), Two (2), Three (3), Four (4), and Five (5), in Block
One (1), A Partial Replat of a Replat of Parrett Subdivision, an addition in Harris County, Texas, according to the map or plat thereof recorded in Volume 42, Page 67 of the Map Records of Harris County, Texas.

                                     EXHIBIT "B"
                     FLOOR PLAN OF PREMISES & OUTLINE OF BUILDOUT

Lessor, at Lessor's cost to install sink in current storage area and demising wall, northwest of entry.



                               [diagram of floorplan]

                                   EXHIBIT "B-1"
                             TENANT EXTRA IMPROVEMENTS

   (Tenant to add such items as are required; all items to be at Tenant's Cost.)

                               [diagram of floorplan]

                                    EXHIBIT "C"

                               RULES AND REGULATIONS

1. All tenants will refer all contractors representatives and installation technicians who are to perform any work within the Building to Lessor for Lessor's supervision, approval, and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but, not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Lessee shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with prior written consent of the Lessor, and as the Lessor may direct.

2. The work of the janitorial or cleaning personnel shall not be hindered by Lessee after 6:00 P.M., and such work may be done at any time when the offices are vacant. The windows, doors, and fixtures may be cleaned at any time. Lessee shall provide adequate waste and rubbish receptacles, cabinets, books cases, map cases, etc. necessary to prevent unreasonable hardship to Lessor in discharging its obligations regarding cleaning services. Lessor shall wax wood and vinyl tile floors in the Leased Premises twice per year. Lessor shall wipe down kitchen area and bathroom nightly, at no additional charge for the term of the Lease and any renewals, but it shall be expressly understood that it shall be Lessee's duty to clean its own dishes and utensils and to maintain general order in both the kitchen and the bathroom.

3. Movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Lessee of any heavy equipment, bulky material, or merchandise which requires use of entrance shall be restricted to such hours as Lessor shall designate. All such movement shall be in a manner to be agreed upon between Lessee and Lessor in advance. Such prior arrangements shall be initiated by Lessee. The time, method, routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Lessor's discretion and control. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of such merchandise or equipment shall be equipped with rubber tires, side guards, and such other safeguards as the Building shall require. Although Lessor or its personnel may participate in or assist in the supervision of such movement, Lessee assumes final responsibility for all risks as to damage to articles moved and injury to person or persons engaged in such movement, including equipment, property and personnel of Lessor if damaged or injured as a result of acts in connection with carrying out this service for Lessee from the time of entering the property to completion of work. Lessor shall not be liable for the acts of any persons engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed by Lessee.

4. No signs of any kind or nature, symbol, or identifying mark shall be put on the Building, in the halls, elevators, stairways, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises so as to be visible from the public areas or exterior of the Building, without prior written approval of Lessor. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Lessor.

5. Lessee shall not make or permit any loud or improper noises in the Building or otherwise interfere in any way with other Tenants.

6. Lessor will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not. Unless such loss is due to the sole negligence of Lessor.

7. Lessee, or the employees, agents, servants, visitors, or licensees of Lessee shall not, at any time or place, leave or discard rubbish, paper articles or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building or attached Garage. No animals, bicycles, or vehicles of any description shall be brought into or kept in or about the Building.

8. No additional lock or locks shall be placed by Lessee on any door in the Building unless written consent of Lessor shall first have been obtained.

9. None of the entries, passages, doors, hallways, or stairways in the Building shall be blocked or obstructed.

10. Lessor shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Lessor will not do damage to the floors, structure, and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid by Lessee.

11. All Christmas and other decorations of the Lessee must be constructed of flame retardant materials and confined within Lease Premises.

12. Lessee shall provide Lessor with a list of all personnel authorized to enter the Building after hours (6:00 P.M. to 7:00 A.M., Monday through Friday, and 24 hours a day on weekends and holidays).

13. Anyone entering or leaving the Building after hours, as set forth in paragraph 12, must sign his name, company, suite number, and time on the Building Register and, if requested, show proper identification.

14. Air conditioning/heating will be provided during the periods of 8:00 A.M. to 6:00 P.M. Monday through Friday, 8:00 A.M. to 12:00 Noon on Saturday or 1:00 P.M. at Lessee's request, and any other time (including holidays which shall be published by Lessor) must be requested in writing by noon on the Friday prior to when additional air conditioning/heating is required. Lessee shall pay $25.00 per hours for such additional air conditioning/heating.

15. Any furniture or equipment removed from the Building after hours must be listed with the Building Manager no later than 3:00 P.M. on the day such furniture or equipment is to be removed on Monday through Friday, and if such removal is on a Saturday or Sunday, then by 3:00 P.M. on the Friday prior to such removal. Description and serial number should be included. Pass out orders on Lessee's stationary must be surrendered to the security officer in the lobby, or in another manner as Lessor shall from time to time designate, when any article is being removed from the Building.

16. The elevator shall be used to handle packages and shipments of all kinds. Parcel Post, Express, Small Freight, or Merchant's deliveries can be made any time during building hours. Deliveries are to be made utilizing the delivery ramps on the south or west side of the Building, and should these deliveries require the use of a dolly, said dolly will be of such size and contain rubber wheels so as not to damage the delivery areas, paves flooring, carpeting, and building elevator. Furniture or freight shall be handled by previous arrangement, and advance notice of the Building Management.

17. Names to be placed on or removed from the Directory Board should be furnished to the Building Manager in writing on Lessee's letterhead. Lessee shall have the use of the same percent of the Directory Board as Lessee's net rentable area is to the total net rentable area of the Building which Lessee occupies.

18. Any additional services as are routinely provided to tenants, not required by the Lease to be performed by the Lessor, which Lessee requests Lessor to perform, and which are perfonned by Lessor, shall be billed to Lessee at Lessor's cost plus 5% and Lessee shall pay such bill on the next maturing date as an installment of Base Rental.

19. All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

20. Canvassing, soliciting, or peddling in the Building is prohibited and Lessee shall cooperate to prevent the same.

21. Lessee shall give immediate notice to the Building Management Office of any accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any kind of emergency in the Building.

22. Lessee shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith, or multigraph reproductions, except in connection with its own business.

23. The requirements of Lessee will be attended to only upon application at the Building Management Office. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instruction from the Building Management Office.

24. Lessee, and the employees, agents, servants, visitors, and licensee of Lessee, shall abide by the rules and regulations for the parking area.

25. Lessee shall not allow to pass into any sewer, drain, or toilet serving the Leases Premises or located in the Building any oil, grease, or any other deleterious effluent or substance which may cause an obstruction in or damage to such sewer, drain, or toilet.

                                 EXHIBIT "D"


                     NON-DISTRUBANCE & ATTORNMENT AGREEMENT

       Agreement made this 1st day of September, 1998 between Ingbert Jaus having his principal place of business at 1980 Post Oak Blvd., Suite 700, Houston, Texas 77056 (hereinafter called "Mortgagee"), Bancroft Building Houston Limited Partnership, whose address is 1433 West Loop South, Suite 150, Houston, Texas 77027 (hereinafter called "Landlord"), and MediQuik Services, Inc. whose address is 770 S. Post Oak, #520, Houston, TX 77027 (hereinafter called "Tenant"):

                                     WITNESSETH:

       WHEREAS, Mortgagee holds a long-term mortgage loan to Landlord evidenced by that certain Promissory Note dated August 8, 1997, executed by Landlord in favor of Mortgagee, in the original amount of $4,000,000.00 (hereinafter called "Note"), which Note was modified, renewed and extended in the amount of $4,250,000 on November 6, 1997, which Note is secured by a Mortgage (or Deed of Trust) August 8, 1997, executed by Landlord to Klaus Thoma, Trustee, in favor of Ingbert Jaus filed for record on August 8, 1997, under County Clerk's File No. S584455, in the Official Records of Harris County, Texas (the "Mortgage") covering the real property and improvements built thereon as an office building, more particularly described in Exhibit "A" attached hereto and incorporated herein for all purposes (the "Mortgaged Premises"); and,

       WHEREAS, Tenant and Landlord have entered into a lease (the "Lease") dated _______ covering a part (the "Demised Premises") of said Mortgaged Premises; and,

       WHEREAS, Landlord's interest in the Lease has been assigned to Mortgagee as additional security for the Mortgage; and,

       WHEREAS, Tenant and Mortgagee desire to confirm their understanding with respect to the Lease and the Mortgage, it being understood that the lien of the Mortgage shall be prior and superior to the leasehold interest and estates created by the Lease, subject, however, to the terms of this Agreement and the performance by Mortgagee of its obligations to hereunder; and,

       WHEREAS, Tenant has requested that Mortgagee agrees not to disturb Tenant's rights, options, and estates in the Demised Premises and under the Lease in the event Mortgagee exercises any rights, remedies or recourses with respect to the Note and Mortgage, subject to the provisions hereof;

       NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, Mortgagee and Tenant agree and covenant as follows:

       (1) That said mortgage or deed of trust securing said note in favor of lender, and any renewals and extensions thereof, shall unconditionally be, and remain at all times a lien or charge on the land described therein prior and superior to the lease described above, to the leasehold estate created thereby and to all rights and privileges of Tenant, thereunder is hereby subjected and made subordinate to the lien or change of the deed of trust or mortgage in favor of Lender.

       (2) So long as Tenant is not in default (beyond and period given Tenant by the terms of the Lease to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, Tenant's right to quiet, peaceful and exclusive possession of the Demised Premises and Tenant's other rights and privileges under the Lease, or any extensions, renewals or expansions thereof will not be disturbed or interfered with by Mortgagee, or anyone claiming by, through or under Mortgagee, and Mortgagee will not join Tenant as a party defendant in any proceeding for the purpose of terminating Tenants interest and estate under the Lease because of any default under the Mortgage.

       (3) If Mortgagee shall become the owner of the Mortgage Premises or the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or the Mortgaged Premises shall be transferred by deed in lieu of foreclosure the lease shall continue in full force and effect a direct Lease between the then owner of the Mortgaged Premises (including Mortgagee, and purchaser at foreclosure of the Mortgaged Premises, or the grantee under the deed in lieu of foreclosure) and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be affected in accordance with the provisions of the Lease, and Tenant does hereby attorn to such owner of the Mortgaged Premises, said attornment to be effective and self-operative without the execution of nay further instrument and Tenant shall from and after said new owner's succession to the interest of Landlord under the Lease have the same remedies for the breach of covenant contained in the Lease that Tenant might have had under the Lease. Mortgagee and all new owners of the Mortgaged Premises shall be deemed to have assumed and agreed to perform the duties of Landlord under the Lease during such period, if any, as it is collecting or entitled to collect rent from Tenant thereunder, provided further, however, that Mortgagee shall not be:

              (a) Liable for an omission of any prior Landlord (including Landlord);or,

              (b) Subject to any offset or defenses which Tenant might have against any prior Landlord (including Landlord).

       (4) To the extent that the Lease shall entitle the Tenant to notice of any mortgage this Agreement shall constitute such notice to the Tenant with respect to the Mortgage.

       (5) Upon the written request of either Mortgagee or Tenant to the other given on or after any foreclosure trustee's sale or conveyance in lieu of thereof, Mortgagee, as Landlord, and Tenant, as Tenant, shall execute a lease of the Demised Premises containing all of the same terms, provisions, options and conditions as are contained in the Lease between Landlord and Tenant, which lease shall be for the then unexpired portion on the term of the Lease.

       (6) In the event any person or entity other that Mortgagee obtains possession of the Mortgaged Premises by judicial or nonjudicial foreclosures of the Mortgage or by deed in lieu of foreclosure, Mortgagee, Landlord and Tenant agree as follows:

              (a) Mortgagee, as a condition to any judicial or nonjudicial sale of the Mortgaged Premises, or deed in lieu of foreclosure sale or grantee in such deed in lieu of foreclosure agrees to enter into a Non-Disturbance and Attornment Agreement with Tenant in form and substance equivalent to those contained herein, which Non-Disturbance and Attornment Agreement shall be binding upon the heirs, executors, successors and assigns of any such purchaser or grantee.

              (b) Upon the execution of the Non-Disturbance and Attornment Agreement provided for in subparagraph (a) above, Tenant agrees to attorn to and accept the purchaser at the foreclosure sale or the grantee in such deed in lieu of foreclosure and his or her heirs, executors, successors and assigns as landlord under Lease for the balance the remaining of the term thereof subject to all terms and conditions of the Lease. At such time Mortgagee shall be released from all liability as Landlord under the Lease and this Agreement.

       (7) This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties thereto or their respective successors in interest.

       (8) All notices hereunder shall ne hand delivered or sent by United States registered or certified mail, with return receipt requested, postage prepaid, to the parties hereto at their respective addresses set forth hereinabove (or at such other address as shall be given in writing in the manner set forth above) and shall be deemed given upon receipt.

       (9) This Agreement shall inure to the benefit of the parties hereto, their respective successors and assigns.

       (10) This Agreement shall be governed by and construed in accordance with the laws of the state in which the Demised Premises are located.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                   MORTGAGEE:    Ingbert Jaus


                                    /s/ Klaus Thoma
                                 ----------------------------------------------
                                 By: Dr. Klaus Thoma, Attorney-in-Fact for
                                        Ingbert Jaus


                   TENANT:       MediQuik Services, Inc.

                                    /s/ Grant M. Gables, CEO
                                 ----------------------------------------------
                                 By: Grant Gables, President

                   LANDLORD:     Bancroft Building Houston, Limited Partnership


                                    /s/ G. Grant Roane
                                 ----------------------------------------------
                                 By: G. Grant Roane, Vice President
                                 Bancroft Building Corporation, General Partner

STATE OF TEXAS              Section
                            Section
COUNTY OF HARRIS            Section


This instrument was acknowledged before me on May 12, 1999, by Klaus Thoma, of Attorney-in-Fact for Ingbert Jaus for the purposes intended therein.


                                   /s/ Dolores Ramirez
                                   -------------------------------------------
                                   Notary Public in and for the
                                   State of Texas
                                   My commission expires: 6-10-2001


STATE OF TEXAS              Section
                            Section
COUNTY OF HARRIS            Section


This instrument was acknowledged before me on May 7, 1999, by Grant Gables, of MediQuik Services, Inc. for the purposes intended therein.


                                   /s/ Andre' E Faust
                                   -------------------------------------------
                                   Notary Public in and for the
                                   State of Texas
                                   My commission expires: 2-20-00


STATE OF TEXAS              Section
                            Section
COUNTY OF HARRIS            Section


This instrument was acknowledged before me on May 7th, 1999, by Grant Roane, of Bancroft Building for the purposes intended therein.


                                   /s/ Michelle Domian
                                   -------------------------------------------
                                   Notary Public in and for the
                                   State of Texas
                                   My commission expires: 06-29-01